Exhibit EX-99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the attached Report of Tennenbaum Opportunities Fund V, LLC (the “Fund”) on Form N-CSR to be filed with the Securities and Exchange Commission (the “Report”), each of the undersigned officers of the Fund do each hereby certify that, to the best of such officer’s knowledge:

1. The Report fully complies with the requirements of 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund as of, and for, the periods presented in the Report.

Dated: August 28, 2009

/s/ Hugh Steven Wilson
Hugh Steven Wilson
Chief Executive Officer

Dated: August 28, 2009

/s/ Paul L. Davis
Paul L. Davis
Chief Financial Officer